Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Kodiak Oil & Gas Corp. (the “Company”) as of December 31, 2010, December 31, 2009 and December 31, 2008, incorporated by reference into the Company’s Automatic Shelf Registration Statement on Form S-3.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is incorporated by reference into this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. Scott Rees
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

April 14, 2011